PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	February 1,	February 2,
	2015	2014
Cash flows from operating activities:
Net income	$7,142	$2,041
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,854	17,899
Changes in assets and liabilities and other	(5,696)	(5,743)

Net cash provided by operating activities	22,300	14,197

Cash flows from investing activities:
Purchases of property, plant and equipment	(40,371)	(12,184)
Increase in restricted cash	-	(1,698)
Other	43	67

Net cash used in investing activities	(40,328)	(13,815)

Cash flows from financing activities:
Repayments of long-term borrowings	(2,367)	(23,554)
Payment of deferred financing fees	-	(310)
Proceeds from share-based arrangements	768	518

Net cash used in financing activities	(1,599)	(23,346)

Effect of exchange rate changes on cash	(4,692)	(3,423)

Net decrease in cash and cash equivalents	(24,319)	(26,387)
Cash and cash equivalents, beginning of period	192,929	215,615

Cash and cash equivalents, end of period	$168,610	$189,228